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                                                                  EXHIBIT 23(C)

                         CONSENT OF ERNST & YOUNG LLP

We consent to the reference to our firm under the captions "Selected Consolidated Financial Data" and "Experts" and to the use of our report dated August 28, 1998 with respect to the consolidated financial statements of Golden Peanut Company and Subsidiaries (not included separately herein) in the Registration Statement (Form S-2) and related prospectus of Gold Kist Inc. for the registration of subordinated capital and loan certificates.

                                                 /s/ Ernst & Young LLP
                                                 ---------------------
                                                 Ernst & Young LLP



Atlanta, Georgia
September 23, 1998